Exhibit 99.1

COLLEGE TONIGHT, INC. SIGNS LETTER OF INTENT TO ACQUIRE GRIDIRON BASH, LLC

LOS ANGELES, August 21, 2008  — College Tonight, Inc. (OTCBB: CGEG)  —  College Tonight announced today that it has signed a letter of intent to acquire Gridiron Bash, LLC (GB).  The transaction, which is subject to the completion of a definitive agreement and other conditions, is expected to be completed on or before November 15, 2008. Specific terms of the transaction were not disclosed.

Gridiron Bash™ is a series of colossal celebrations tied to spring football games at top tier Division 1 campuses across the country.  Designed as the largest multi-venue sports and entertainment event ever, the GB experience is a unique combination of college football and performances by top music talent, targeting the fans of both elements and the general student population drawn to once-in-a-lifetime events. The Bash also includes fan competition with the winning university receiving significant funding for its general scholarship fund.

Zachary Suchin, president and CEO of College Tonight said, “The acquisition of Gridiron Bash with its one-of-a-kind program is significant to CGEG in a variety of ways.  This relationship will effect a form of brand ambassadorship that will introduce College Tonight to hundreds of thousands of students across the country.  The exposure of our brand at Tier 1 schools will likely result in significant viral growth, and the experienced management team at Gridiron Bash will help solidify CGEG’s offline program and complement its forthcoming online agenda.  CGEG’s expertise in social interactivity will similarly increase GB’s ability to harness the power of social media in the promotion of its events.”

GB encompasses a variety of elements, such as pep rallies, autograph sessions, tailgating, fan interactive zones, talks from coaches, and a premier music concert resulting in numerous revenue opportunities for GB.  It is a unique, fan-driven entertainment experience.

Ed Manetta, GB partner and former Athletic Director of both St. John and DePaul Universities, said, “The integration of the CGEG experience with the variety of GB events elevates our company immediately into the digital world. Several major TV networks have expressed sincere interest in the media component of GB. Their interest offers us the opportunity to become associated with national media groups in what we expect to result in one of the most important combined series of special entertainment events to take place on college campuses.”

Shawn Garrity, President-Partner of GB stated, “The combination of GB and CGEG, in tandem with our media partners, closes the loop on the experience GB promises to fans and major brands that will interact with the events. Further, we believe we have a tremendous opportunity to create positive income for both GB and our collegiate partners, as we capitalize on the synergy that exists with our current series of intellectual properties.”

About College Tonight Inc.

College Tonight is a social networking experience and marketing platform which is designed to promote actual social interactivity among college students. Due to the mobile nature of the site, the service’s design is also structured for the mobile user, focusing on nightlife events and social opportunities both directly on a student’s campus and within their broader communities. College Tonight’s platform intends to allow advertisers an opportunity to tap into the world of active, outgoing and socially motivated college students - the “trendsetters” and “tastemakers” of society.

For more information, visit www.CollegeTonight.com.

About Gridiron Bash LLC

Manhattan-based Gridiron Bash LLC (www.gridironbash.com) builds and develops cutting-edge sports and entertainment properties with the purpose of connecting consumers, brands and media.  In addition to rolling out trendsetting new properties such as Gridiron Bash™, Gridiron Bash LLC’s core services include branding, TV production, sponsorship sales, public relations, celebrity procurement and all other aspects of event management.

* Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

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Contact Information

College Tonight, Inc.

Ph: (323) 966-5800

Fx: (323) 966-5830

www.CollegeTonight.com

Investor Relations

Corporate Evolutions

Susan U

516-482-0155

info@corporateevolutions.com

Public Relations

Rogers & Cowan

Julie Nathanson or Jennifer Fader, 310-854-8100

jnathanson@rogersandcowan.com

jfader@rogersandcowan.com